UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OFTHE
SECURITIES EXCHANGE ACT OF 1934

Webull Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Carillon Parkway
St. Petersburg, Florida	33716
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A Ordinary Shares, par value $0.00001 per share	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Shares at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

Redeemable Incentive Warrants, each whole warrant exercisable for one Class A Ordinary Shares at an exercise price of $10.00 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-283635

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the (i) Class A Ordinary Shares, par value $0.00001 per share, (ii) Redeemable Warrants, with each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50, and (iii) Redeemable Incentive Warrants, with each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $10.00, of Webull Corporation (the “Registrant”) to be registered hereunder is set forth under the caption “Description of Webull Securities” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form F-4 (File No. 333-283635) (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on December 5, 2024, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act that includes such description, are incorporated by reference herein.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 10, 2025	WEBULL CORPORATION

	By:	/s/ Anquan Wang
	Name:	Anquan Wang
	Title:	Chief Executive Officer

2